Exhibit 15.1

30 Old Bailey London EC4M 7AU United Kingdom Tel: +44 (0)20 7063 4000 www.mazars.co.uk

Consent of Independent Registered Public Accounting Firm – Form 6-K Amendment No. 1 (No. 001-37652) dated 25 May 2023

The Board of Directors

Biodexa Pharmaceuticals PLC (formerly Midatech Pharma Plc)

Caspian Point

Caspian Way

Cardiff

CF10 4DQ

United Kingdom

The Board of Directors of Biodexa Pharmaceuticals PLC (formerly Midatech Pharma Plc)

We consent to the incorporation by reference in the Registration Statements on Form F-3 (No. 333-267932) and Form S-8 (No.333-209365) of our audit report dated April 28, 2023, on the consolidated statement of financial position of Biodexa Pharmaceuticals PLC (formerly Midatech Pharma Plc) (“Biodexa”) and its subsidiaries (the “Group”) as of December 31, 2022, 2021 and 2020, which appears in the Amendment No. 1 to the Annual Report on Form 20-F/A for the year ended December 31, 2022 of Biodexa and the Group's related consolidated statement of financial position, consolidated statements of comprehensive income, cash flow, changes in equity for each of the years in the three-year period ended December 31, 2022, and the related notes, which appear in the Annual Report on Form 20-F for the year ended December 31, 2022 dated April 28, 2023 and amended on May 5, 2023. Our report contains a material uncertainty paragraph regarding the Group’s ability to continue as a going concern.

We also consent to the reference to us under the caption “Experts” in such the Registration Statements.

/s/ Mazars LLP

Mazars LLP

London, United Kingdom

25 May 2023

Mazars LLP

Mazars LLP is the UK firm of Mazars, an integrated international advisory and accountancy organisation. Mazars LLP is a limited liability partnership registered in England and Wales with registered number OC308299 and with its registered office at 30 Old Bailey, London, EC4M 7AU. Registered to carry on audit work in the UK by the Institute of Chartered Accountants in England and Wales. Details about our audit registration can be viewed at www.auditregister.org.uk under reference number C001139861. VAT number: GB 839 8356 73